SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) September 18, 1997
                                                 ------------------
                           ALTEON INC.
-------------------------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
-------------------------------------------------------------------
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446

-------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------
-------------------------------------------------------------------
  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On September 18, 1997 Alteon Inc. issued the following press release relating to execution of a Supply Agreement with Ganes
Chemicals Inc.:

             ALTEON CONTRACTS WITH GANES CHEMICALS AS
                   BULK SUPPLIER OF PIMAGEDINE

     Ramsey, NJ, September 18, 1997 -- Alteon Inc. (Nasdaq: ALTN) announced today that it has entered into an agreement with Ganes Chemicals Inc., Carlstadt, NJ, for the commercial scale production of pimagedine, Alteon's lead first-in-class compound being developed as a broad spectrum agent to treat certain complications of diabetes and aging.

     Pimagedine currently is being evaluated in three pivotal Phase III trials: The ACTION (A Clinical Trial In Overt Nephropathy) I and ACTION II trials in Type I and Type II diabetic patients with progressive kidney disease, and a trial in diabetic patients with end-stage renal disease (ESRD). Importantly, the ACTION I trial of pimagedine is in its fourth year of human clinical testing and is expected to be completed in 1998.

     "We are pleased to have Ganes Chemicals as a bulk supplier of pimagedine," said James J. Mauzey, Chairman and Chief Executive Officer of Alteon. "Ganes is a leading contract supplier of bulk chemicals with an outstanding reputation. Their involvement helps prepare Alteon for the commercialization of pimagedine if results from our ongoing Phase III trials lead to regulatory approval of the product."

     Ganes Chemicals Inc. is a member of the Siegfried Group. The Group consists of Siegfried Chemie, Switzerland; Siegfried Pharma, Switzerland (contract formulation); Siegfried Chemical Inc., Taiwan; and Ganes Chemicals USA. Ganes was founded in 1928 and has FDA-registered facilities in Carlstadt, NJ and Pennsville, NJ. The company recently dedicated a new state-of-the-art milling and blending facility at Pennsville and just received board approval for a new dryer building at that site, where pimagedine is slated for production.

     Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead first-in-class compound, pimagedine, as a broad spectrum agent to treat diabetic complications caused by glucose/protein complexes called Advanced Glycosylation End-products (A.G.E.s). Three clinical trials evaluating pimagedine for complications of diabetes are ongoing: two pivotal Phase III ACTION trials for diabetic kidney disease and a recently expanded pivotal Phase III trial for diabetics with end-stage renal disease. The ACTION trials are being conducted at more than 100 North American sites and involve over 1,200 patients. In addition, Alteon is pursuing potential indications of pimagedine for the treatment of various inflammatory conditions, and is continuing its research on A.G.E. cross-ling breakers and the glucose lowering agent (GLA) series of compounds.

                             #  #  #

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulator approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing and other risks identified in the Company's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof of to reflect the occurrence of unanticipated events.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

         The following Exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K.

10.1  Supply Agreement between Alteon Inc. and Ganes Chemicals
      Inc. dated September 12, 1997.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ James J. Mauzey
                                  -------------------------------
                                  James J. Mauzey
                                  Chairman of the Board and
                                  Chief Executive Officer


Date: September 30, 1997